UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

WASTE INDUSTRIES USA, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-31050	56-0954929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Benson Drive, Suite 601, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(919) 325-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In the past week, Waste Industries USA, Inc. has purchased two garbage hauling companies in South Carolina and approximately 1,000 acres of land in eastern North Carolina for the purpose of developing a regional sub-title D landfill. The aggregate purchase price for these transactions was approximately $10.5 million, which Waste Industries USA paid in cash. Construction and operation of the landfill are subject to extensive review and permitting by the North Carolina Department of Environmental and Natural Resources, so there can be no assurance when or if Waste Industries USA will be able to begin operating this landfill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Waste Industries USA, Inc.
Date: October 8, 2004
/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer